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                                                                     Exhibit 2.1
                                                                [EXECUTION COPY]



                      ELEVENTH AMENDMENT AND LIMITED WAIVER

         ELEVENTH AMENDMENT AND LIMITED WAIVER, dated as of July 19, 2002 (this "Eleventh Amendment"), to the Amended and Restated Credit Agreement, dated as of June 13, 2000 (as amended, restated or otherwise modified from time to time, the "Credit Agreement"), among WEIGH-TRONIX, LLC ("Holdings"), SWT FINANCE B.V. (the "Borrower"), WEIGH-TRONIX CANADA, ULC ("Weigh-Tronix Canada", and collectively with the Borrower, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), FLEET NATIONAL BANK, as administrative agent (in such capacity, the "Administrative Agent"), and FLEET NATIONAL BANK, as security agent (in such capacity, the "Security Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to the Credit Agreement, the Lenders have made certain Loans and other financial accommodations to the Borrowers which remain outstanding; and

         WHEREAS, Holdings and the Borrowers have requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth herein, and waive certain events of default under the Credit Agreement, and the Administrative Agent and the Lenders are willing to do so, but only on the terms and conditions set forth herein;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1 General. Terms defined in the Credit Agreement and used herein shall, unless otherwise indicated, have the meanings given to them in the Credit Agreement. Terms defined and used in this Eleventh Amendment shall have the meanings given to them in this Eleventh Amendment.

1.2 Amendments to Definitions. Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in alphabetical order.

         "Collateral Account" means a restricted deposit account established and maintained by the Administrative Agent.

         "Eleventh Amendment" means the Eleventh Amendment and Limited Waiver to the Credit Agreement, dated as of July 19, 2002.

         "Eleventh Amendment Effective Date" has the meaning specified in
         Article V of the Eleventh Amendment.

         "Eleventh Amendment Specified Events of Default" has the meaning specified in Article II of the Eleventh Amendment.

         "Eleventh Amendment Waiver Period" means the period from and including July 19, 2002 through and including August 19, 2002.


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         "Relending Account" has the meaning specified in Section 4.4(b) of the
         Eleventh Amendment.

                                    ARTICLE 2
                                     WAIVER

         Subject to the terms and conditions hereof, the Administrative Agent and the Lenders hereby agree to waive, during the Eleventh Amendment Waiver Period, (a) any Events of Default arising through the end of the Eleventh Amendment Waiver Period in respect of (i) Section 8(c) of the Credit Agreement as a result of a failure by the Borrowers to comply with the financial covenants contained in Section 7.1 of the Credit Agreement and (ii) Section 8(e) of the Credit Agreement as a result of any default by the Borrower under the Senior Subordinated Notes or the Senior Subordinated Note Indenture (collectively, "Eleventh Amendment Specified Events of Default") and (b) the prohibition, pursuant to Section 4.2(c)(iii) of the Fourth Amendment, on dispositions otherwise permitted under Section 7.5(g) of the Credit Agreement, solely to permit the sale of 100% of the stock of W & T Avery (Namibia) (Proprietary) Limited, W & T Avery (Malawi) Limited, Avery Berkel Zimbabwe (Private) Limited, Berkel (Africa) (Proprietary) Limited and South African Scale Company (Proprietary) Limited on terms and conditions satisfactory to the Administrative Agent; provided, however, that notwithstanding the foregoing, the provisions of this Article II shall immediately and automatically terminate and thereafter this Article II shall have no force and effect upon the acceleration of any amounts due or to become due under the Senior Subordinated Notes or the Senior Subordinated Note Indenture, or upon the commencement of a suit or other proceeding to collect any amounts due or to become due under the Senior Subordinated Notes or the Senior Subordinated Note Indenture, or to enforce any provision thereof.

                                    ARTICLE 3
                                   AMENDMENTS

3.1 Amendment to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by modifying certain definitions contained therein, as follows:

1. by revising the definition of "Restructuring Amendment" by deleting the word "Tenth" therein and inserting the word "Eleventh" in place thereof;
2. by revising the definition of "Revised Loan Restructuring Date" by deleting the word "Tenth" therein and inserting the word "Eleventh" in place thereof;
3. by amending and restating the definition of "Waiver Period Revolving Credit Loans" to read in its entirety as follows:"Waiver Period Revolving Credit Loans" means Revolving Credit Loans and Swing Line Loans in excess of an aggregate principal amount equal to $34,747,665; and
4. by revising the definition of "Waiver Period Sublimit" by (i) deleting the words "the Seventh Amendment Waiver Period, the Eighth Amendment Waiver Period, the Ninth Amendment Waiver Period or the Tenth Amendment Waiver Period" in both instances where those words are used, and by inserting in place thereof in both instances the words "the Seventh Amendment Waiver Period, the Eighth Amendment Waiver Period, the Ninth Amendment Waiver Period, the Tenth Amendment Waiver Period or the Eleventh Amendment Waiver Period" and (ii) deleting the reference to "$2,500,000" and inserting in place thereof "$3,800,000".

3.2 Amendment to Section 2.26 (Change in the Borrowing Base). Section 2.26 of the Credit Agreement is hereby amended by deleting the words "the Seventh Amendment Waiver Period, the Eighth Amendment Waiver Period, the Ninth Amendment Waiver Period or the Tenth Amendment Waiver Period" and inserting in place thereof the words "the Seventh Amendment Waiver Period, the Eighth Amendment Waiver Period, the Ninth Amendment Waiver Period, the Tenth Amendment Waiver Period or the Eleventh Amendment Waiver Period".


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                                    ARTICLE 4
                                   AGREEMENTS

4.1 Loan Restructuring Date. On or before August 19, 2002 (the "Revised Loan Restructuring Date"), Holdings, the Borrowers, the Administrative Agent and the Required Lenders shall have agreed in writing to satisfactory amendments to the Credit Agreement with respect to repayment in full of the Loans, including but not limited to amendments to the covenants contained in Section 7 of the Credit Agreement (the "Restructuring Amendment"). Anything in the Credit Agreement or any other Loan Document to the contrary notwithstanding, all terms and conditions of the Restructuring Amendment shall be satisfactory to the Administrative Agent and the Required Lenders in their absolute and sole discretion. In the event that Holdings, the Borrowers, the Administrative Agent and the Required Lenders fail to consummate the Restructuring Amendment on or before the Revised Loan Restructuring Date, then, automatically and without the requirement of notice or further action by any party, such failure shall immediately constitute an Event of Default. In furtherance but not in limitation of the foregoing, the parties hereto agree that this Section 4.1 replaces in its entirety Section 4.1 of the Tenth Amendment, and that such section of the Tenth Amendment shall no longer have any force or effect. For clarification purposes, the term "Reset Amendment" in
          Section 4.2(c) of the Fourth Amendment shall have the same meaning as the term "Restructuring Amendment".

4.2 Information Memorandum. On or before August 12, 2002, Holdings and the Borrowers shall provide to the Administrative Agent a draft of an information memorandum contemplating both a sale of the entire business of Holdings and its Subsidiaries and separate sales of the North American and European operations of Holdings and its Subsidiaries (the "Preliminary Information Memorandum"), and the Administrative Agent shall have the opportunity to review and provide comments to Holdings and the Borrowers on the form and substance of such Preliminary Information Memorandum. On or before August 19, 2002, Holdings and the Borrowers shall provide to the Administrative Agent a final information memorandum in form and substance satisfactory to the Administrative Agent and the Required Lenders, in their absolute and sole discretion(the "Information Memorandum"), which may be provided to one or more investment bankers. In the event that Holdings and the Borrowers fail to provide the Preliminary Information Memorandum to the Administrative Agent and the Required Lenders on or before August 12, 2002, or the Information Memorandum to the Administrative Agent and the Required Lenders on or before August 19, 2002, then, automatically and without the requirement of notice or further action by any party, either such failure shall immediately constitute an Event of Default.

4.3 Revolving Credit Loans. Holdings, the Borrowers, the Administrative Agent and the Required Lenders agree that, notwithstanding any term or provision to the contrary set forth herein or in any other Loan Document, the aggregate principal outstanding amount of Revolving Credit Loans shall not at any time during the Eleventh Amendment Waiver Period exceed the lesser of (i) the Borrowing Base plus $3,800,000 or (ii) $38,800,000. Subject to the terms and conditions hereof, the Administrative Agent and the Required Lenders hereby agree to waive, during the Eleventh Amendment Waiver Period, the requirement under Section 2.4(a)(C) of the Credit Agreement that Revolving Credit Loans shall only be made if the Total Revolving Extensions of Credit do not exceed the Borrowing Base.

4.4 Application of Proceeds. 1. Notwithstanding anything to the contrary in the Credit Agreement, any Security Document or other Loan Document, the Administrative Agent shall apply any and all proceeds of the Collateral, and any and all proceeds of any guaranty of the Obligations (other than the proceeds of the Sponsor Guarantee, which shall be applied as set forth in clause (b) below) in payment of the Obligations in the following order: first, to pay incurred and unpaid
                                              -----


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          fees and expenses of the Administrative Agent under the Loan
          Documents, second, on a pro rata basis to the repayment in full of all Waiver Period Revolving Credit Loans disbursed to the Borrowers from the Relending Account (as defined in clause (b) below) then outstanding until such Loans are paid in full, which shall automatically result in a permanent reduction of the Total Revolving Credit Commitments in an amount equal to the aggregate amount of such repayments of Waiver Period Revolving Credit Loans, third, on a pro rata basis to the repayment in full of the Waiver Period Revolving Credit Loans then outstanding until such Loans are paid in full, which shall automatically result in a permanent reduction of the Total Revolving Credit Commitments in an amount equal to the aggregate amount of such repayments of Waiver Period Revolving Credit Loans, fourth, on a pro rata basis to the repayment in full of the Obligations (other than Waiver Period Revolving Credit Loans) then due and owing until such Obligations are paid in full, which shall, in the case of repayments of Revolving Credit Loans, automatically result in a permanent reduction of the Total Revolving Credit Commitments in an amount equal to the aggregate amount of such repayments of Revolving Credit Loans, fifth, on a pro rata basis to the prepayment in full of the Obligations (other than Waiver Period Revolving Credit Loans) then outstanding until such Obligations are paid in full, which shall, in the case of prepayments of Revolving Credit Loans, automatically result in a permanent reduction of the Total Revolving Credit Commitments in an amount equal to the aggregate amount of such prepayments of Revolving Credit Loans and sixth, any balance of such proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same. For the avoidance of doubt, (x) reductions of Revolving Credit Commitments made pursuant to the terms of this Section shall not be subject to the limitations on amounts of (or multiples of amounts of) reductions set forth in the last sentence of Section 2.12 of the Credit Agreement and (y) optional prepayments of Revolving Credit Loans made pursuant to Section 2.13 of the Credit Agreement shall not result in a reduction of the Total Revolving Credit Commitments.

          2. Any and all proceeds of the Sponsor Guarantee shall be applied in the following order: first, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents, second, on a pro rata basis to the repayment in full of the Waiver Period Revolving Credit Loans then outstanding until such Loans are paid in full, subject to reborrowing in accordance with the terms of the Credit Agreement, and, third, to be deposited and held by the Administrative Agent in a segregated, non-interest bearing demand deposit account in the name of, and under the sole dominion and control of, the Administrative Agent for the benefit of the Lenders (the "Relending Account"). During the Eleventh Amendment Waiver Period, amounts held in the Relending Account shall be used (x) to fund any borrowings to the Borrowers otherwise permitted by the Borrower with respect to the Revolving Credit Commitments and (y) as otherwise directed by the Required Lenders pursuant to the terms of the Credit Agreement and the other Loan Documents. Any funds on deposit in the Relending Account shall be invested by the Administrative Agent in its own name in Cash Equivalents. For the avoidance of doubt, none of Holdings, any Borrower, any Guarantor, or any Sponsor Guarantor or any of their respective affiliates shall have any right, title or interest whatsoever, whether legal or equitable, in or to the Relending Account or any amounts on deposit contained therein.

          3. In furtherance but not in limitation of the foregoing, the parties hereto agree that this Section 4.4 replaces in its entirety Section 4.5 of the Seventh Amendment and Section 4.3 of the Tenth Amendment, and that such sections shall no longer have any force or effect.

4.5 Further Assurances. In connection with the Administrative Agent's review of the Collateral and the Collateral Certificate provided by Holdings and the Borrowers, the Borrowers and the other Loan Parties shall execute, within three Business Days of receipt thereof, such further instruments and documents as the Administrative Agent shall reasonably request in order to further perfect and secure the Administrative Agent's Liens on the Collateral, including but not limited to account


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          control agreements, the issuance of promissory notes in respect of intercompany debt, and other instruments and documents necessary to enable the Administrative Agent to obtain "control" (as defined in the applicable Uniform Commercial Code) of such Collateral, including but not limited to Collateral in the form of deposit accounts.


                                    ARTICLE 5
                                 EFFECTIVE DATE

         This Eleventh Amendment shall become effective as of the date first written above (the "Eleventh Amendment Effective Date") when each of the following has been satisfied or waived in accordance with the terms hereof:

          1. Receipt by the Administrative Agent of counterparts of this Eleventh Amendment, duly executed and delivered by Holdings, the Borrowers and the other Loan Parties;

               (b) receipt by the Administrative Agent of executed Consent Letters (in the form attached hereto as Annex A) from the Required Lenders (or facsimile transmissions thereof) consenting to the execution of this Eleventh Amendment by the Administrative Agent;

               (c) receipt by the Administrative Agent of Acknowledgement and Consents in the form attached hereto as Annex B, duly
                                                            -------
                    executed and delivered from each Guarantor;

               (d) receipt by the Administrative Agent of counterparts of the sixth amendment to Sponsor Guarantee, duly executed and delivered by the Sponsor Guarantors, in the form attached hereto as Annex C; and

               (e) receipt by the Administrative Agent of payment in full in cash of its invoiced and unpaid fees and disbursements incurred in connection with the preparation and execution of this Eleventh Amendment and Waiver, any documents prepared in connection herewith, the Credit Agreement and any amendments or other modifications thereto, including, without limitation, the reasonable fees and disbursements of the Administrative Agent's counsel and financial advisor.

                                    ARTICLE 6
                                 INTERPRETATION

6.1 Continuing Effect of the Credit Agreement. Holdings, Borrower, the other Loan Parties, the Administrative Agent and the Lender hereby acknowledge and agree that the Credit Agreement and the other Loan Documents shall continue to be and shall remain unchanged and in full force and effect in accordance with their terms, except as expressly modified hereby. Any terms or conditions contained in this Eleventh Amendment shall control over any inconsistent terms or conditions in the Credit Agreement or the other Loan Documents.

6.2 No Waiver; Other Defaults or Events of Default. Nothing contained in this Eleventh Amendment shall be construed or interpreted or is intended as a waiver of or limitation on any rights, powers, privileges or remedies that the Administrative Agent or the Lenders have or may have under the Credit Agreement or any other Loan Document or applicable law on account of any Default or Event of Default other than the Eleventh Amendment Specified Events of Default.


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                                    ARTICLE 7
                                  MISCELLANEOUS

7.1 Representations and Warranties. Holdings and the Borrowers hereby represent and warrant as of the date hereof that, after giving effect to this Eleventh Amendment, (a) no Default or Event of Default has occurred and is continuing, except the Eleventh Amendment Specified Events of Default, and (b) all representations and warranties of Holdings and the Borrowers contained in the Loan Documents (with such term being deemed to include this Eleventh Amendment and the Credit Agreement) are true and correct in all material respects with the same effect as if made on and as of such date, except (i) to the extent any of such representations and warranties relate to a specific date, in which case such representations and warranties shall be deemed true and correct on and as of such date, (ii) that Section 4.7 of the Credit Agreement shall be deemed to exclude the Eleventh Amendment Specified Events of Default, and (iii) that the representation in Section 4.2 of the Credit Agreement is qualified to the extent that Holdings and its Subsidiaries have experienced a material and continuing downturn in the level of their business operations.

7.2 Reaffirmation of Covenants. Holdings and the Borrowers hereby expressly reaffirm each of the covenants made by them in Section 6 of the Credit Agreement, including without limitation, the covenants contained in
          Section 6.9 (Additional Collateral, etc.) and Section 6.10 (Further Assurances).

7.3 Release. Holdings, the Borrowers and the other Loan Parties hereby release, waive, and forever relinquish all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which any of them have, may have, or might assert at the time of execution of this Eleventh Amendment or in the future against the Administrative Agent, the Lenders and/or their respective parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, which occurred, existed, was taken, permitted or begun from the beginning of time through the date hereof, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, with respect to the Credit Agreement, any other Loan Document and/or the administration thereof or the Obligations created thereby, (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any Obligations related to the Credit Agreement, any other Loan Document and/or the administration thereof or the Obligations created thereby, or (iii) any matter related to the foregoing.

7.4 Consents of Guarantors. Each Domestic Guarantor and each Foreign Guarantor hereby, to the extent necessary, (i) consents to the transactions contemplated hereby and (ii) acknowledges and agrees that the guarantees (and all security therefor) contained in the Guarantee and Collateral Agreement or Foreign Guarantee, as applicable, previously executed by it is, and shall remain, in full force and effect after giving effect to this Eleventh Amendment and all other prior modifications to the Credit Agreement.

7.5 Payment of Expenses. Holdings and the Borrowers jointly and severally agree to pay or reimburse the Administrative Agent for all of their out-of-pocket costs and expenses incurred in connection with this Eleventh Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of the Administrative Agent's counsel and financial advisor.

7.6 Reference to and Effect on the Loan Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in
          Article V of this Eleventh Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement,


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          shall mean and be a reference to the Credit Agreement as amended hereby. For purposes of the Credit Agreement, all of the agreements of Holdings and the Borrowers contained in this Eleventh Amendment shall be deemed to be, and shall be, agreements under the Credit Agreement. The execution, delivery and effectiveness of this Eleventh Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provisions of any of the Loan Documents. Except as expressly amended or waived herein, all of the provisions and covenants of the Credit Agreement and the other Loan Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

7.7 Reservation of Rights. Notwithstanding anything contained in this Eleventh Amendment to the contrary, Holdings and the Borrowers and each Loan Party acknowledge that the Administrative Agent and the Lenders do not waive, and expressly reserve, the right to exercise any and all of their rights and remedies under (a) the Credit Agreement, any other Loan Document and applicable law in respect of the Eleventh Amendment Specified Event of Default against any Person other than Holdings, the Borrowers or any Loan Party, including such rights and remedies as are set forth in the Sponsor Guarantee, and (b) the Credit Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default other than the Eleventh Amendment Specified Event of Default.

7.8 Counterparts. This Eleventh Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective for all purposes hereof.

7.9 GOVERNING LAW. THIS ELEVENTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ELEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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                           SIGNATURE PAGES TO FOLLOW]


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         IN WITNESS WHEREOF, the parties hereto have caused this Eleventh
Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the date first written above.

                              WEIGH-TRONIX, LLC


                              By: /s/ W.M. Robbins
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               SWT FINANCE B.V.


                              By: /s/ Gerald S. Bowe
                                  ----------------------------------------------
                                  Name:
                                  Title:

                              WEIGH-TRONIX CANADA, ULC

                              By: /s/ Lawrence P. Gunning
                                  ----------------------------------------------
                                  Name:
                                  Title:

                              FLEET NATIONAL BANK,
                              as Administrative Agent,
                              as Security Agent and as Fronting Lender

                              By: /s/ Kevin O'Keefe
                                  ----------------------------------------------